Putnam RetirementReady 2010 Fund
1/31/06 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	1,012
Class B	1
Class C 	1

72DD2 (000s omitted)
Class M	3
Class R	2
Class Y	1,004

73A1
Class A	1.520
Class B	1.045
Class C	1.346

73A2
Class M	1.446
Class R	1.600
Class Y	1.651

74U1 (000s omitted)
Class A	749
Class B	1
Class C	1

74U2 (000s omitted)
Class M	2
Class R	2
Class Y	678

* Represents less than 1(000s omitted)

74V1
Class A	58.89
Class B	57.98
Class C	57.71

74V2
Class M	57.80
Class R	57.83
Class Y	61.54


Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.